EXHIBIT 10.9.3
*Certain portions of this document have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.
THIRD AMENDMENT TO
KRISTALOSE AGREEMENT
     This Third Amendment to Kristalose Agreement (the “Third Amendment”) is entered into this 6th day of April, 2009 by and between Inalco S.P.A. (“Inalco Italy”), Inalco Biochemicals, Inc. (“Inalco U.S.”) and Cumberland Pharmaceuticals Inc. (“Cumberland”). Inalco Italy and Inalco U.S. are hereinafter collectively referred to as “Inalco.”
     WHEREAS, Inalco and Cumberland entered into a certain Kristalose Agreement in April 2006 (the “Original Agreement”) and subsequently entered into a certain Amendment to the Kristalose Agreement on April 3, 2008 (“First Amendment”) and into a certain Second Amendment to the Kristalose Agreement on July 1, 2008 (“Second Amendment")(The Original Agreement, First Amendment, and Second Amendment, as amended hereby, are collectively referred to herein as the “Kristalose Agreement”);
     WHEREAS, Inalco and Cumberland desire to further amend the Kristalose Agreement in certain respects as set forth herein.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the            parties hereto agree as follows:
     l . The following paragraph is hereby inserted at the end of Section 4.1:
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     2. Exhibit A is hereby amended by deleting all existing text beneath the heading “Exhibit A” and preceding the paragraph beginning “Provided, however...” and by substituting the following in lieu thereof:
Minimum Purchases for each calendar year during the Term shall be 25% of the actual purchases and deliveries of Product recorded by Cumberland in the immediately preceding calendar year.

     3. Section 4.3 is hereby amended by deleting the paragraph beginning “Cumberland will meet...” (the second paragraph thereof) and by substituting the following in lieu thereof:
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     4. The following sentence is hereby inserted at the end of Paragraph C. of Section 2.6:
In the event that Inalco fails to fill a purchase order by the mutually agreed Delivery Date, then the supply price for such order shall be reduced by one percent (1%) for each two full weeks between the mutually agreed Delivery Date and the actual delivery date for such order.
     5. The following sentences are hereby inserted at the end of Paragraph G. of Section 2.5:
In cooperation with Cumberland, Inalco shall diligently prepare and submit all filings required to seek Regulatory Approval, provided it is an ANDA, for use of the Product in the Territory to treat [***] and any other treatment indications identified by Cumberland for the Product. Inalco shall be responsible for all expenses incurred in the preparation and submission of all such filings and all fees associated with obtaining or maintaining such Regulatory Approval. Cumberland will be responsible for the cost of any clinical studies associated with any such indication. In the event that the Regulatory Authorities require the introduction of a new product (that is, they do not agree to add an additional indication to the existing product) the pricing structure of the new product will be discussed with Inalco and Inalco Biochemicals, Inc.
     6. Capitalized terms not defined in this Third Amendment shall have the meaning set forth in the Kristalose Agreement.
     7. It is mutually agreed that all covenants, conditions and agreements set forth in the Kristalose Agreement (as amended hereby) shall remain binding upon the parties and inure to the benefit of the parties hereto and their respective successors and assigns.

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